Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO
RULE 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Energizer Resources Inc. (the "Company") for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Craig Scherba, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: September 28, 2016

By:	/s/ Craig Scherba
Craig Scherba
Chief Executive Officer
(principal executive officer)

106